Filed Pursuant to Rule 433
Registration Statement No. 333-268691
Issuer Free Writing Prospectus dated March 14, 2023
Relating to Preliminary Prospectus dated March 6, 2023

Ohmyhome Limited

3,250,000 Ordinary Shares

This free writing prospectus relates to the initial public offering of ordinary shares of Ohmyhome Limited (the “Company”) and should be read together with the preliminary prospectus dated March 6, 2023 (the “Preliminary Prospectus”) that was included in Amendment No. 3 to the Registration Statement on Form F-1 (File No. 333-268691), which can be accessed through the following web link:

https://www.sec.gov/Archives/edgar/data/1944902/000149315223006720/formf-1a.htm

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Prime Number Capital LLC at 347-329-1575.

Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended
Issuer Free Writing Prospectus dated March 14, 2023
Registration Statement No. No. 333-268691

OHMYHOME LIMITED

Free Writing Prospectus

ohmyhome



Anywhere in Singapore
Woodlands Drive 73
HDB
Condo
Landed
Filter
FOR SALE • HDB
$709,000
ohmyhome
Buy
Sell
Rent
Services
Renovation
Articles
Chat With Us
EXPLORE
Find solutions to all your housing needs
Sell a Property
Top agents, happy customers
Rent a Property
For landlords & tenants
Home Services
Mortgage, conveyancing and more
Renovation Services
Give your house a makeover
Buy a Property
Let us find the right one for you
Agent Services
Top agents backed by technology

Important Notices and Disclaimers; Forward-Looking Statements

This presentation relates to the proposed public offering of ordinary shares ("Shares") of Ohmyhome Limited, a Cayman Islands company ("we", "us", "our" or the "Company") and should be read together with the Registration Statement we filed with the Securities and Exchange Commission (the "SEC") for the offering to which this presentation relates.

The Registration Statement has not yet become effective. Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have with the SEC in their entirety for more complete information about us and the offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.

Alternatively, we or our underwriter will arrange to send you the prospectus if you contact Prime Number Capital, LLC via email: info@pncps.com, or contact Ohmyhome Limited via email: ir@ohmyhome.com.

This presentation does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with the Company or its affiliates. The information in this presentation is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation.



Forward-Looking Statements

This presentation contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. If used, the words "believe", "may", "will", "estimates", "continue", "anticipate", "intend", "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items, our ability to execute our growth strategies, including our ability to meet our goals, current and future economic and political conditions, our capital requirements and our ability to raise any additional financing which we may require, our ability to attract customers and further enhance our brand recognition, our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business, trends and competition in the brokerage and related industry, and other assumptions described in this presentation underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations in the prospectus. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements.

The forward-looking statements made in this presentation relate only to events or information as of the date on which the statements are made in this presentation. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read our prospectus and the documents that we refer to in this presentation and have filed as exhibits to the registration statement completely and with the understanding that our actual future results may be materially different from what we expect.

ohmyhome | Offering Summary

Issuer	Ohmyhome Limited
Offering Type	Initial Public Offering
Exchange : Symbol	Nasdaq Capital Market : OMH
Securities Offered	3,250,000 Ordinary Shares
Offering Price	$4-5 per Share
Gross IPO Proceeds	Approximately $13.00 – $16.25 million
Shares Outstanding Pre Offering	16,250,000 Ordinary Shares
Use of Proceeds	We currently intend to use the net proceeds from this offering for: (i) market expansion in Southeast Asia; (ii) research and development of technology products and services offerings on our mobile and web-based platforms; (iii) marketing and brand building activities; (iv) the repayment of certain interest-free loans made to us by a Shareholder for paying the expenses of obtaining a listing of our Ordinary Shares; and (v) working capital and other general corporate purposes
Sole Book Running Manager	Prime Number Capital LLC

ohmyhome | Company Overview

Overview

We are a **data-driven property technology platform** based in Singapore, offering **one-stop-shop end-to-end property solutions** and services comprising brokerage services, emerging and other services such as home renovation and furnishing, listing and research, mortgage referral, legal services and insurance referral services.

We are one of Singapore's largest integrated property transactions and services platforms with an aggregate GTV of over $2.5 billion as of July 31, 2022

VISION

To be the most trusted & comprehensive property solution for everyone

MISSION

To bring speed, ease and reliability to property related services


Sell your home on
ohmyhome
Find Buyers Fast
Save on commission
List for Free
Chat Support
App Store
Google Play

ohmyhome | Market Challenges and Potential

Real estate is one of the largest asset classes, and the property transaction and related services market in **Singapore alone is USD 3.6 billion per year**. The Southeast Asian market presents high market potential with similar challenges faced by the consumers that could be solved by a data-driven, one-stop-shop platform like ours. We aim to become the go-to property transaction and services platform in the ASEAN region.

Market Highlights

Growing Housing Market due to Robust Fundamentals despite Global Uncertainties

Despite COVID and macroeconomic uncertainties globally, SEA remains one of the highest growing economies and housing market remains strong with growing transactions and value

Rising Middle Class Bolstering Housing Demand

ASEAN's middle class to double (to 51% of population) by 2030. Over 380 million (58% of population) are under age 35. ASEAN will become the 4th largest economy in the world by 2050.*

High Smartphone Penetration and Booming Digital Economy

ASEAN's digital economy has soared to USD 100 billion, 3x in the past 4 years, and will grow to USD 360 billion by 2025.**

Customer's Key Challenges

Slow

Property transactions are slow, complex and costly in nature, with huge information asymmetry and agents acting in silos.

Unreliable

Fake listings are rampant, and freelance agents have varying levels of service and professionalism. Trust is hard to earn between customers, agents and service providers.

Cluttered Services

Lack of consolidated services, customers have to find and manage agents, mortgage, legal, moving, renovation services separately.

*Source: Research by US-ASEAN Business Council: https://www.usasean.org/why-asean/growth
** Source: Research by Temasek, Google and Bain: https://www.bain.com/about/media-center/press-releases/2021/sea-economy-report-2021/

Annual Residential Property Services Market Size by Revenue in **Singapore***

US$3.6 bn (2021) → **US$4.1 bn** (2026E)

4% CAGR


Thailand
Philippines
Vietnam
Malaysia
Singapore
USD 3.6 Bn
Indonesia

*brokerage commissions, marketing and financing origination, renovation and home improvement

Sources: Frost & Sullivan Research

ôhmyhome | Business Model

We focus on a **data-driven customer-centric** business model, enabling us to **capture more end-to-end revenue** from agent services as well as other services such as legal, mortgage, renovation, and home services. From research to transaction and beyond, we are there with our customers throughout the journey.

Our wide range of services can be easily accessible on mobile and on web: https://ohmyhome.com



Revenue
Agents
In-House agents of Top 1% in Singapore
24/7 DIY Portal (Free)
Listings by homeowners & property content
Research
E-Valuation, Blogs & Guides
Mortgage
Revenue
Partnerships with all banks
Legal Conveyancing
Revenue
Panel of trusted law firms
Renovation & Home Services
Revenue
In-House Interiors Designers and panel of trusted service providers
Need to change/upgrade
ôhmyhome
Explore Services
Featured HDB Listings
$600,000

① For Sellers & Landlords:

List your property for free (DIY)

- Post a property listing within minutes at no hidden or extra cost.
- Search for potential buyers and tenants on the app


Teo Xin Yi
is looking to buy your property
Aaryan Sathasivam
is interested in your property
Teoh Shan Keng
is looking to buy your property

② For Buyers & Tenants:

Post your preferences and get matched

- Skip the endless hours of trying to find a property. We'll send matches to your WhatsApp or other social platforms based on your preferences instead


Ohmyhome
online
Hi there,
We found a home that's perfect for you. Here are the details:
9:39 AM
S$550,000
306 Clementi Avenue 4
92 sqm
LOOKING FOR:
Town: Clementi
Rooms: 3
Budget: $600k

ohmyhome | Data-Driven Platform

We aggregate information of **qualified potential buyers** from every sales opportunity, and match them against all available listings we have to improve matching success and transaction speed.



Data Source
Web Portals
Mobile App
Referrals
Legal, Mortgage, Insurance, Renovation, and General Services
Cross-selling and up-selling
Qualified Potential Buyer Pool X MATCH Algorithm
Recommend
Collect
Collect
Easily scalable for thousands of properties on the platform
Viewing
Property 1
Multiple Offers
Closing
PROPERTY SOLD
Sold After First Round of Viewing
Property 2
Property 3
Property 2,000

*Qualified Potential Buyers refers to potential buyers with bank letters and approvals from HDB for purchase, with both the capability and clear intent to purchase

ohmyhome | Technological and Operational Infrastructure

Apart from our **data-driven technology platform** and products, we also operate a unique model. Based on our years of experience and thousands of transactions, we **streamlined our operations into key steps in each transaction**, and focus on using technology to **automate the processes** so our agents will focus on servicing the clients with much **higher efficiency**.

Technology Infrastructure

- User Interfaces (Web, App, Call-ins and chatbots)
- Data lake and Intelligences — DATA LAKE
- Machine learning Matching Algorithm — MATCH
- Unified Automated Communication Platforms

MarTech & Operational Infrastructure

Governance . Compliance . Listening . Automation . Research . Analytics . Data . Security . Privacy
Integration . Enablement . Workflow Management . Customer Relation Management . OmniChannel . AI

Leads > Relationship Management > Agent Representatio n > Financing and Legal Services > Closing and Documentation > Post-transaction Services

Speed | Trust | Comprehensiveness

ohmyhome | Other Competitive Advantages


ohmyhome
Buy
Sell
Rent
Services
Renovation
Articles
Chat With Us
EXPLORE
Find solutions to all your housing needs
Rent a Property
For landlords & tenants
Home Services
Mortgage, conveyancing and more
Sell a Property
Top agents, happy customers
Renovation Services
Give your house a makeover
Buy a Property
Let us find the right one for you
Agent Services
Top agents backed by technology
Ohmyhome
online
Too busy to search?
Get matched to the right homes.
Skip the endless hours of trying to find a property. We'll send matches to your WhatsApp based on your preferences instead.
I want to buy
I want to rent
Powered by MATCH
S$550,000
70% of our properties are sold above e-valuation
Selling your property at the best price is our main priority. Leveraging on our unique data matching technology to help home owners sell at record prices. Find out how we can sell yours today.
Start selling
Calculate home value
OMG! This is amazing!

01

We have an **integrated platform** with end-to-end property solutions and services

02

We have the ability to develop **advanced property transaction technology** and platform

03

We have built an intuitive and user-friendly interface for both our **website and mobile application** that clearly catalog our end -to -end services offering to users and serve our customers better via **data insights**

ohmyhome | Other Competitive Advantages



04

We have transaction-based compensation to incentivize our Super Agents in providing **high service standards** as evidenced as us being the **highest reviewed property platform**

05

We have **an experienced management team**

06

We have a **highly scalable** model

ohmyhome | Our Traction

>11,500
Transactions

USD 2.5 Bn
Gross Transaction Value

7 Days
In which 50% of deals are closed on average

11x
Deals/agent/year vs industry average

650,000+
Downloads Globally

250,000
MAUs, App & Web

★4.9
>8,000 genuine reviews, highest rated platform

~50%
Gross Profit Margin

ohmyhome | Awards and Accolades


SINGAPORE'S BEST
E-COMMERCE
STARTUP
Rice Bowl Startup Awards
2018
ohmyhome


ohmyhome
That was simple.
SINGAPORE RICE BOWL STARTUP AWARDS 2019
WINNER
SINGAPORE RICE BOWL STARTUP AWARDS
ohmyhome
That was simple.
Rhonda Wong
FOUNDER OF THE YEAR
2019

Year	Awards/Recognition	Organized by
2017	Singapore's Top 20 Hottest Startups	Singapore Business Review
2018	Best E-commerce Startup	Singapore Rice Bowl Startup Awards
2022	Top 5 PropTech Startups to Watch in 2022	Fintech News

ohmyhome | Path to Becoming A Leading Platform

From Day 1, our goal has been to become the most comprehensive and trusted property services platform for everyone. We have been building the foundations of an excellent service and technology backbone, and have achieved great traction in the past year in both operation and financial performance, and is now on track for future growth.



2025 –
Become the leading One-Stop-Shop Property Platform in SEA
2022 – 2025
Launch of Technology products, Rapid Scaling and Expansion
2021 – 2023
Tech Development, building infrastructure
2016 – 2017
Proof Of Concept, Revenue Generation
2018 – 2021
Data collection, Perfecting Operations and service
2016
2017
2018
2019
2020
2021
2022FC
2023FC
2024FC
2025FC

**The graph above is an illustration of a broad timeline of our business strategy, and not the revenue or net income growth over time.*

ohmyhome | Growth Strategies

BUSINESS STRATEGIES

Our principal objective is to provide a comprehensive, affordable and efficient one-stop property services to our customers, and to sustain a continuous growth in our business and to capture market share by growing into other countries in Southeast Asia with the following four main strategies:

1. Increasing our service offerings and becoming a property "SuperApp"

We endeavor to provide a one-stop property solutions platform that addresses all of our customers' needs along their property journey, from the initial listing of the property to the actual property transaction and related services, as well as post-transaction services such as renovation, moving and maintenance.

To this end, we intend to increase our service offerings across Singapore and Malaysia to complete the service offerings available on our platform and maintain our status as a comprehensive, all-inclusive property solutions platform.

2. Increasing our market presence and expanding our geographical market reach

Based on the CEA's public database of agent transactions and the Company's staff list, we believe that we are one of the top six (6) agencies in Singapore in terms of HDB transactions in 2021*. There are still a large market potential for us to capture with our unique positioning in Singapore.

We also intend to expand our geographical reach by entering into new high-growth markets across Southeast Asia which show significant growth potential.

(CEA Salespersons' Property Transaction Records (Residential) as at May 30, 2022: https://data.gov.sg/dataset/cea-salesperson-residential-transaction-record)

ohmyhome | Growth Strategies (Continued)

3. Continue to develop our platform and infrastructure to enhance user experience

We intend to invest in research and development to enhance our technology capabilities and service offerings, which enhances user experience and provide a more efficient, reliable and streamlined means of conducting property transactions.

We will continually upgrade the proprietary technology that we have developed, including enhancing the algorithms for our property showing, property-matching technology and listing verification technology, improving user interface, and including more useful features and applications for customers when browsing our platform.

4. Expansion into new and complementary service offerings

We also believe we can leverage on our existing know-how, market reputation and infrastructure to expand into new and complementary businesses in the future, such as business-to-business (B2B) property-related services, the provision of property management services, or the provision of investment management services for foreign investors seeking to invest in local property.

ohmyhome | Financial Highlights



Ohmyhome Revenue, Gross Profit and Net Income
(USD Million)
4.00
3.00
2.00
1.00
-
-1.00
-2.00
0.0%
(10.0)%
(20.0)%
(30.0)%
(40.0)%
(50.0)%
(60.0)%
(70.0)%
2.47
1.02
(1.55)
(62.8)%
2020
3.25
1.77
(1.4)
(43.2)%
2021
2.51
1.13
(0.69)
(27.7)%
H1 2022
Total Revenue
Gross Profit
Net Income
Net Margin

<u>**Financials**</u>

Our revenue grew by 31.2% from 2020 to 2021, with an improvement in gross profit and net loss.

Based on the interim review of the first six months of 2022, our revenue has already surpassed our 2020 revenue with higher gross profit and a narrower net loss.

Our net profit margin improved from (62.8)% in 2020 to (43.2)% in 2021, and our net margin in the first half of 2022 was (27.7)%.

ohmyhome | Corporate Structure



Anthill
Other Existing Shareholders
IPO Investors
Pre-offering: 57.79%
Post-offering: 48.15%
Pre-offering: 42.21%
Post-offering: 35.18%
Pre-offering: 0%
Post-offering: 16.67%
Ohmyhome Limited (Cayman Islands)
100%
Ohmyhome (BVI) (BVI)
100%
Ohmyhome (S) (Singapore)
49%
100%
100%
100%
100%
Ohmyhome (M) Malaysia (Note 1)
Ohmyhome (I) (Singapore)
Ohmyhome (R) (Singapore)
Cora.Pro (Singapore)
Ganze (Singapore)
49%
Ohmyhome (RL) (Malaysia) (Note 2)

Note 1: *The remaining 51% interest is held by Ms. Wong Wan Chin, sister of Ms. Rhonda Wong and Ms. Race Wong.*

Note 2: *The remaining 51% interest is held by Ohmyhome Principal Sdn. Bhd., a company owned equally by Khor Siew Keng and Mun Shei Ngee, both Independent Third Parties.*

ohmyhome | Board and Management Team



Wong Wan Chew
(Rhonda Wong)

Chief Executive Officer
Director
Co-Founder



Wong Wan Pei
(Race Wong)

Chief Operating Officer
Director
Co-Founder



Loh Kim Kang David

Chairman of the Board of Directors



Lee Wei Loon

Independent Director
Chair of Audit Committee
Member, Compensation Committee
Member, Nomination Committee



Lim Khoon

Independent Director
Chair of Nomination Committee
Member, Audit Committee
Member, Compensation Committee



Tan Wei Reng, Galven

Independent Director
Chair of Compensation Committee
Member, Audit Committee
Member, Nomination Committee



CEO

Rhonda Wong

Ms. Wong Wan Chew, Chief Executive Officer, Director

Ms. Rhonda Wong is a co-founder of our Group. She is currently the Chief Executive Officer and a Director of our Company where she is primarily responsible for strategic development and day-to-day operations since the founding of our Group.

From July 2007 to February 2008, she worked as a treasury bonds trader at Nico Trading Chicago in Chicago, Illinois, where she was responsible for trading of futures of treasury bonds. From March 2008 to February 2012, Ms. Rhonda Wong was involved in proprietary trading of listed securities and real properties. From March 2012 to May 2013, she joined Savills Singapore, where she obtained a real estate sales license and became a top performer and was promoted to a sales director within the first year at the age of 27, looking after sales and leasing of Singapore properties and launches of development projects in Malaysia. From May 2013 to May 2016, Ms. Rhonda Wong co-founded a real estate consulting firm called Anthill Realtors Pte. Ltd. with Ms. Race Wong, where they worked as consultants for property developers for the marketing, launch and sales of various real estate projects in Australia, Malaysia, Cambodia, Singapore, the United Kingdom and Vietnam.

Ms. Rhonda Wong graduated from the University of Michigan with a bachelor's degree in Business Administration in 2007.



COO

Race Wong

Ms. Wong Wan Pei, Chief Operating Officer, Director

Ms. Race Wong is a co-founder of our Group. She is currently the Chief Operating Officer and a Director of our Company where she is primarily responsible for technology product development and marketing since the founding of our Group in 2016.

From 2002 to 2009, Ms. Race Wong started her career in the music industry as the pop duo group "2R" along with her elder sister and thereafter ventured into the television and entertainment industry as an actress where she had, over the years, won various awards and accolades both as a singer and actress. Ms. Race Wong has been the products spokesperson for a range of products from beauty, healthcare to telecommunication products etc. From September 2011 to December 2012, Ms. Race Wong worked as a marketing manager and licensed equities trader at May Bank Kim Eng Securities, Hong Kong, where she was responsible for the launch of the offline to online equities trading platform.

From May 2013 to May 2016, Ms. Race Wong co-founded a real estate consulting firm called Anthill Realtors Pte. Ltd. with Ms. Rhonda Wong, where they worked as consultants for property developers for the marketing, launch and sales of various real estate projects in Australia, Singapore and Vietnam.

Ms. Race Wong graduated from Newcastle University in Australia and obtained her master's degree in Business in 2013.



CFO

Cui Kewei Joshua

Mr. Cui Kewei Joshua, Chief Financial Officer

Mr. Cui Kewei Joshua joined our Group in June 2022 as Chief Financial Officer. He is primarily responsible for the overall accounting and financial management, project management, strategic planning and internal control of our Group.

Mr. Cui has over 15 years of work experience in accounting and finance. From October 2007 to December 2009, Mr. Cui worked in Foo Kon Tan GT as an audit assistant where he was primarily responsible for carrying out statutory audit works. From December 2009 to November 2010, Mr. Cui worked in Ernst & Young LLP, with his last position as an audit senior, where he worked as a team leader in various audit assignments. From March 2011 to February 2012, Mr. Cui worked in Mapletree Logistics Trust Management Ltd. as an accountant where he was primarily responsible for preparing reports related to the compliance of reporting requirements under the rules of the Singapore Stock Exchange. From February 2012 to September 2015, Mr. Cui then worked at Cogent Holdings Limited with his last position as assistant finance manager and he was primarily responsible for the group's financial reporting, forecast and budget, SGX-ST compliance and preparation of annual reports. From September 2015 to April 2017, Mr. Cui worked as financial controller in Conversant Solutions Pte. Ltd. where he was primarily responsible for managing the company's accounts, strategic planning and internal control. From May 2017 to July 2021, Mr. Cui worked as chief financial officer of K2 F&B Holdings Limited (Stock Code: 2108.HK) where he was primarily responsible for the overall accounting and financial management, project management, strategic planning and internal control. Since March 2019, Mr. Cui has been a director of JW Capital Consultancy Pte. Ltd. where he is primarily responsible for project financing and cash flow planning.

Mr. Cui graduated from Oxford Brookes University, United Kingdom with a Degree of Bachelor of Science in applied accounting in July 2007. Mr. Cui has been a member of the Institute of Singapore Chartered Accountants (formerly known as the Institute of Certified Public Accountants of Singapore) since December 2010.



Loh Kim Kang David

Non-Executive Chairman of the Board of Directors

Mr. Loh Kim Kang David, Chairman of the board of Directors, Director

Mr. Loh Kim Kang David, Chairman of the board of Directors, Director. Mr. Loh Kim Kang David is a Director and the Chairman of our Company. He was appointed as a Director in August 2022. Mr. Loh is primarily responsible for strategic advice and direction of our Group.

Mr. Loh has over 20 years of experience in the investment and brokerage industry. He is currently an executive Director and joint chairman of Centurion Corporation Limited, a company listed on the Main Board of The Stock Exchange of Hong Kong Limited (Stock Code: 6090.HK) and on the Main Board of the Singapore Exchange Securities Trading Limited (Stock Code: SGX:OU8). Mr. Loh also sits on the board of various companies in a diversified range of industries. From November 1989 to August 1995, Mr. Loh was a dealer (dealing Director) of Ong & Company Pte. Ltd., a company principally involved in the provision of business support services. From August 1995 to June 1996, he was a dealing Director of OUB Securities Pte. Ltd., a company principally involved in stock, share and bond brokers and dealers. In July 1996, Mr. Loh joined UOB Kay Hian Pte. Ltd. (formerly known as Kay Hian Pte Ltd) as an associate Director, with his last position as a business development consultant in March 2010. From July 1999 to October 2001, he served as a Managing Director (management) of UOB Kay Hian (Hong Kong) Ltd (formerly known as Kay Hian Overseas Securities Ltd.), a securities brokerage company.

Mr. Loh obtained his bachelor's degree in Science from the University of Oregon in June 1998.



Lee Wei Loon

Independent Director
Chair of Audit Committee
Member, Compensation Committee
Member, Nomination Committee

Mr. Lee Wei Loon, Independent Director Nominee, Chair of Audit Committee

Mr. Lee Wei Loon will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Lee will serve as chairman of the audit committee and as a member of the compensation and nomination committees.

Mr. Lee has over 15 years of experience in the banking and corporate finance industry having worked in various international investment banks. Mr. Lee is currently an executive vice president and Asia chief executive officer of Watchbox Singapore Pte. Ltd., a company principally engaged in the buying, selling and trading of pre-owned luxury watches since August 2019, where he is responsible for group business strategy, risk management and capital market strategies. He was a vice president of Credit Suisse, Asian Equities Sales and Trading, Hedge Fund Sales, from May 2004 to March 2010. He was a Director of Bank of America Merrill Lynch, Asian Equities Sales from May 2010 to June 2012. From June 2012 to January 2015, he was an executive Director of Morgan Stanley Asia, Institutional Equities Division, overseeing the coverage of Singapore based hedge funds across all asset classes. From January 2015 to September 2017, he was a Director commissioner of PT Morgan Stanley Asia International, responsible for the Indonesia business and onshore operations of Morgan Stanley Asia. He was the executive Director of Morgan Stanley Asia Investment Banking Division from September 2017 to August 2019, overseeing all capital markets, fixed income and M&A transactions.

Mr. Lee obtained a bachelor's degree in Science with a major in Finance and a minor in East Asian Studies from the New York University, Stern School of Business in May 2004. We believe that Mr. Lee is qualified to serve on our board by reasons of professional experiences and qualifications.



Lim Khoon

Independent Director
Chair of Nomination Committee
Member, Audit Committee
Member, Compensation Committee

Mr. Lim Khoon, Independent Director Nominee, Chair of Nomination Committee

Mr. Lim Khoon will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Lim will serve as chairman of the nomination committee and as a member of the audit and compensation committees.

Mr. Lim is currently a partner of Eldan Law LLP since May 2018 with a focus on commercial and construction litigation, as well as in the areas of Real Estate Law and Corporate Law. From March 1992 to June 1995, Mr. Lim was a legal associate with M/s Wong Partnership (then known as M/s Wong Meng Meng & Partners), with a focus on commercial and construction litigations. From July 1995 to May 2018, he was a partner of Lim Hua Yong Partnership with a focus on the same area of litigation work, and additionally, work in the areas of Real Estate Law and Corporate Law. After the merger of Lim Hua Yong LLP and Eldan Law LLP, he became a partner of Eldan Law LLP continuing in the same areas of legal work. Over the years, Mr. Lim has developed a broad-based legal practice in the areas of commercial dispute resolution, real estate law and corporate law. In the area of commercial dispute resolution, Mr. Lim has advised and acted for clients in various commercial disputes with experience in all levels of litigation in the Singapore Courts and before the arbitration tribunals. In the area of real estate law, Mr. Lim has advised and acted for corporations, individuals, financial institutions and subsidiary proprietors in various property transactions. In the area of corporate law, Mr. Lim specializes in merger and acquisitions and has acted extensively for corporate and individual clients in the sale and acquisition of their shareholdings in corporations.

Mr. Lim obtained a Bachelor of Laws degree from the University College of Wales in 1989. He was called to the Bar in England as Barrister-at-Law (Grays Inn) in 1990 and was admitted as an advocate and solicitor at the Supreme Court of Singapore in March 1992. We believe that Mr. Lim is qualified to serve on our board by reasons of professional experiences and qualifications.



Tan Wei Reng, Galven

Independent Director
Chair of Compensation Committee
Member, Audit Committee
Member, Nomination Committee

Mr. Tan Wei Reng, Galven, Independent Director Nominee, Chair of Compensation Committee

Mr. Tan Wei Reng, Galven will begin serving as our independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Tan will serve as chairman of the compensation committee and as a member of the audit and nomination committees.

Mr. Tan is the deputy managing Director of the investment sales and capital markets team in Savills Singapore since December 2019. Mr. Tan co-heads a team of eight professionals who are consistently recognized as the market leaders in Singapore commercial real estate transactions. Prior to working in Savills Singapore, Mr. Tan was with the capital markets team at CBRE Singapore for 15 years, before leaving the company as an executive Director. Since 2004, Mr. Tan has been personally involved in landmark transactions across all sectors in the Singapore real estate market, with particular focus in the commercial real estate sector. In the last 10 years, he has handled transactions valued at more than S$15 billion. Day to day, Mr. Tan primarily works closely with institutional investors, property funds as well as local and foreign developers.

Mr. Tan graduated from the National University of Singapore in May 2004 with a bachelor's degree in Science (Real Estate) (Hons).

Thank you!

Issuer

Ohmyhome Limited
11 Lorong 3 Toa Payoh,
Block B #04-16/21, Jackson Square
Singapore 319579
Email: ir@ohmyhome.com

Underwriter

Prime Number Capital, LLC
Email: info@pncps.com

